As filed with the Securities and Exchange Commission on April 1, 2022
Registration No. 333-254977
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CASTOR MARITIME INC.
(Exact name of Registrant as specified in its charter)

The Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification Number)

Castor Maritime Inc. Attn: Petros Panagiotidis 223 Christodoulou Chatzipavlou Street Hawaii Royal Gardens, 3036 Limassol Cyprus + 357 25 357 767	Seward & Kissel LLP Attention: Edward S. Horton, Esq. One Battery Park Plaza New York, New York 10004
(Address and telephone number of Registrant’s principal executive offices)	(Name, address and telephone number of agent for service)

Copies to:
Nikolaos G. Andronikos
Sullivan & Cromwell LLP
1 New Fetter Lane
London EC4A 1AN, England
Tel. No.: 011-44-20-7959-8900

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(2)
Common Shares, par value $0.001 per share
Preferred Share Purchase Rights (3)
Preferred shares
Debt Securities
Warrants(4)
Purchase Contracts(5)
Rights
Units (6)
Total	$450,000,000	―	$450,000,000	$41,715	(7)

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. The amount to be registered, proposed maximum aggregate price per unit and proposed maximum aggregate offering price for each class of security will be determined from time to time by the Registrant in connection with the issuance of such securities hereunder and is not specified as to each class of security pursuant to Rule 457(o) under the Securities Act of 1933, as amended. The maximum aggregate offering price of all securities issued by the Registrant pursuant to this registration statement shall not exceed $450,000,000 in U.S. dollars or the equivalent at the time of offering in any other currency. The amount also includes such indeterminate principal amount, liquidation amount or number of identified classes of securities of the types listed above that are convertible, exchangeable or rearrangeable into one or more of the classes of securities listed above.

(2)	Calculated pursuant to Rule 475(o) under the Securities Act.
(3)
Each common share has associated with it one preferred share purchase right as described under “Description of Share Capital.” There is no additional filing fee with respect to the preferred share purchase rights, because no separate consideration for the share purchase rights will be received.

(4)
Warrants may represent rights to purchase common shares, preferred shares, debt securities or other securities registered hereunder. Warrants may be sold separately or with common shares, preferred shares, debt securities or other securities registered hereunder.

(5)
Includes purchase contracts issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms convertible into or exchangeable for purchase contracts. Each purchase contract obligates the registrant to sell, and the holder thereof to purchase, an indeterminate number of common shares, preferred shares, debt securities or other securities registered hereunder.

(6)
Includes units issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for units, including upon the exercise of warrants or delivery upon settlement of purchase contracts. Units may consist of any combination of the securities offered by the Registrant hereunder.

(7)
On January 27, 2021, Castor Maritime filed a registration statement on Form F-3 (File No. 333-252443) for securities having a proposed maximum aggregate offering price of $700,000,000 and paid a registration fee of $76,370. The Registrant withdrew this registration statement on March 31, 2021. The Registrant applied, under this registration statement on Form F-3 (File No. 333-254977) (i) a fee of $27,275 related to a registered direct offering of 192,307,700 common shares to institutional investors for an aggregate public offering price of $125,000,000 pursuant to the prospectus supplement filed on April 7, 2021 and (ii) a fee of $32,730 related to $300,000,000 of its common shares to be issued and sold under a certain equity distribution agreement with Maxim Group LLC pursuant to the prospectus supplement filed by the Registrant on June 15, 2021.  Of such common shares, $287,145,644 remain unsold, and the remaining registration fee in the amount of $47,692.59 may be, and $41,715 thereof is, applied to the Registrant’s total registration fee hereunder.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (this “Amendment”) to the Registration Statement on Form F-3 (Commission File No. 333-254977) as previously amended by Post-Effective Amendment No. 1 (as so amended, the “Registration Statement”) of Castor Maritime Inc. (the “Registrant”) is being filed because the Registrant is no longer a well-known seasoned issuer (as such term is defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)) as of the filing of its annual report on Form 20-F for the fiscal year ended December 31, 2021. This Amendment is being filed by the Registrant to convert the Registration Statement to the proper EDGAR submission type for a non-automatic shelf registration. All filing fees payable in connection with the registration of the securities covered by this Amendment were paid by the Registrant at the time of filing Post-Effective Amendment No. 1.

This registration statement contains:

•
a base prospectus which covers the offering, issuance and sale by the Registrant of the securities identified therein from time to time in one or more offerings with a total value of up to $450,000,000; and

•
an equity distribution prospectus which relates to the offering, issuance and sale by the Registrant of up to a maximum aggregate offering price of up to $150,000,000 of common shares that may be issued and sold from time to time under the Amended and Restated Equity Distribution Agreement dated as of March 31, 2022 (the “Equity Distribution Agreement”) with Maxim LLC (“Maxim”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus other than the shares offered under the Equity Distribution Agreement will be specified in a prospectus supplement to the base prospectus. The specific terms of the securities to be issued and sold under the Equity Distribution Agreement are specified in the equity distribution agreement prospectus that immediately follows the base prospectus. The common shares that may be offered, issued and sold under the equity distribution agreement prospectus are included in the $450,000,000 of securities that may be offered, issued and sold by the Registrant under the base prospectus.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 1, 2022

PROSPECTUS

$450,000,000

Common Shares, Preferred Share Purchase Rights, Preferred Shares,
Debt Securities, Warrants, Purchase Contracts, Rights and Units

Through this prospectus, we may offer from time to time in one or more offerings up to an aggregate of $450,000,000 of our common shares (including preferred share purchase rights), preferred shares, debt securities, warrants, purchase contracts, rights or unit (the “securities”). The securities will be offered in amounts, at prices and on terms to be determined at the time of their offering and will be described in a supplement to this prospectus.

The securities may be sold directly, on a continuous or delayed basis, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution.” We may also describe the plan of distribution for any particular offering of the securities in any applicable prospectus supplement. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

Our common shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CTRM”. The stock market in general, and the market for shipping companies in particular, have experienced extreme volatility that has often been unrelated or disproportionate to the operating performance of particular companies. As a result of this volatility, investors may experience rapid and substantial losses on their investment in our common shares that are unrelated to our operating performance. Our share price has been volatile and may continue to be volatile. During 2021, the market price of our common shares on the Nasdaq has fluctuated from an intra-day low of $1.75 per share on January 8, 2021, to an intra-day high of $19.50 per share on February 11, 2021. On December 31, 2021, the closing price of our common shares was $1.42 per share and on March 28, 2022, it was $1.84 per share. There can be no guarantee that the price of our common shares will not experience similar volatility in the future or that you will be able to sell common shares that you buy from us pursuant to this registration statement at a price equal to or greater than the price that you pay for them or at all.

Investing in our securities involves a high degree of risk. Before you make an investment in our securities, you should carefully consider the section entitled “Risk Factors” beginning on page 4 of this prospectus, and the other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                            , 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may, from time to time, offer and sell up to $450,000,000 of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide you with a prospectus supplement that will provide specific information about the securities being offered and describe the specific terms of that offering. A prospectus supplement may also include a discussion of any additional risk factors or other special considerations that apply to the securities being offered and add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. We may also add, update or change information contained in this prospectus by incorporating by reference information that we file or furnish to the SEC. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described under “Where You Can Find Additional Information.”

This prospectus and any prospectus supplement are part of a shelf registration statement we filed with the SEC and do not contain all of the information in the registration statement. Documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed with documents that we file or furnish to the SEC and incorporate by reference in this prospectus. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain as described below under “Where You Can Find Additional Information.”

We have not authorized anyone to provide any information or to make any representations other than as contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. The information contained or incorporated by reference in this prospectus and any prospectus supplement is accurate as of the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When this prospectus or a prospectus supplement are delivered or sale pursuant to this prospectus or a prospectus supplement is made, we are not implying that the information is current as of the date of the delivery or sale. You should not consider any information in this prospectus, any prospectus supplement or in the documents incorporated by reference herein to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context otherwise requires, as used in this prospectus, the terms “Company”, “we”, “us” and “our” refer to Castor Maritime Inc. and all of its subsidiaries, and “Castor Maritime Inc.” refers only to Castor Maritime Inc. and not to its subsidiaries. We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. Unless otherwise indicated, all references to “dollars” and “$” in this prospectus are to, and amounts presented in this prospectus are in, United States dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

-ii-

CASTOR MARITIME INC.

We are a growth-oriented global shipping company that was incorporated in the Republic of the Marshall Islands for the purpose of acquiring, owning, chartering and operating oceangoing cargo vessels. We are a provider of worldwide seaborne transportation services for dry bulk cargo as well as crude oil and refined petroleum products. During 2021 and as of the date of this prospectus, we grew our dry bulk fleet from six to 20 dry bulk vessels, and we established our tanker operations by acquiring seven Aframax/LR2 and two Handysize tanker vessels. These acquisitions were financed using a mix of cash from operations and the net cash proceeds from our equity and debt financing transactions. As of the date of this prospectus, our fleet consisted of 20 dry bulk carriers, seven Aframax/LR2 tankers and two Handysize tankers with an aggregate cargo carrying capacity of 2.5 million dwt and an average age of 13.9 years.

Our fleet vessels operate in the time charter and voyage charter markets, while some of our tanker vessels currently operate in pools. Our commercial strategy primarily focuses on deploying our fleet under a mix of period time charters and trip time charters according to our assessment of market conditions, adjusting the mix of these charters to take advantage of the relatively stable cash flows and high utilization rates associated with period time charters or to profit from attractive trip charter rates during periods of strong charter market conditions.

Our vessels are technically managed by Pavimar S.A. (“Pavimar”), a company controlled by Ismini Panagiotidis, the sister of our Chairman, Chief Executive Officer and Chief Financial Officer, Petros Panagiotidis. Under the technical management agreements, our ship-owning subsidiaries pay a daily fee to Pavimar for the provision of a wide range of shipping services such as crew management, technical management, operational employment management, insurance management, provisioning, bunkering, accounting and audit support services.

Our vessels are commercially managed by Castor Ships S.A. (“Castor Ships”), a company controlled by our Chairman, Chief Executive Officer and Chief Financial Officer, Petros Panagiotidis. Castor Ships manages our business overall and provides us with commercial, chartering and administrative services, including securing employment for our fleet, arranging and supervising the vessels’ commercial operations, handling all of our vessel sale and purchase transactions, undertaking related shipping project and management advisory and support services, as well as other associated services requested from time to time by us and our ship-owning subsidiaries. In exchange for these services, we and our subsidiaries pay Castor Ships (i) a flat quarterly management fee for the management and administration of our business, (ii) a daily fee per vessel for the provision of commercial services and (iii) a commission on all charter agreements and on each sale and purchase transaction.

As of March 28, 2022, we had 94,610,088 issued and outstanding common shares. Upon the exercise of our outstanding warrants, we may issue up to an additional 19,360,978 common shares. We also have outstanding 12,000 Series B Preferred Shares, each of which has the voting power of 100,000 common shares.

We were incorporated under the laws of the Republic of the Marshall Islands in September 2017. Our registered office in the Marshall Islands is located at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. Our registered agent in the Republic of the Marshall Islands at such address is The Trust Company of the Marshall Islands, Inc. Our principal executive office is located at 223 Christodoulou Chatzipavlou Street, Hawaii Royal Gardens, 3036 Limassol, Cyprus. Our principal executive office telephone number is + 357 25 357 767. Our corporate website address is www.castormaritime.com. The information contained on our website does not constitute part of this prospectus.

You can find a more detailed description of our fleet, business, management arrangements and other information in our annual report on Form 20-F for the year ended December 31, 2021, filed with the SEC on March 31, 2022 (the “Annual Report”) incorporated by reference in this prospectus, or similar sections in our subsequent filings incorporated by reference in this prospectus.

1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Matters discussed in this prospectus or in documents incorporated by reference in this prospectus may constitute forward-looking statements. We intend such forward‑looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include all matters that are not historical facts or matters of fact at the date of the applicable document.

We are including this cautionary statement in connection with this safe harbor legislation. Forward-looking statements, which reflect our current views with respect to future events and financial performance. These forward-looking statements may generally, but not always, be identified by the use of works such as “anticipate,” “believe,” “targets,” “likely,” “will,” “would,” “could,” “should,” “seeks,” “continue,” “contemplate,” “possible,” “might,” “expect,” “intend,” “estimate,” “forecast,” “project,” “plan,” “objective,” “potential,” “may,” “anticipates” or similar expressions or phrases.

The forward-looking statements in this prospectus or in documents incorporated by reference in this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these forward-looking statements, including these expectations, beliefs or projections.

In addition to these assumptions, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include generally:

•	our business strategy, expected capital spending and other plans and objectives for future operations;
•
dry bulk and tanker market conditions and trends, including volatility in charter rates, factors affecting supply and demand, fluctuating vessel values, opportunities for the profitable operations of dry bulk and tanker carriers and the strength of world economies;

•
the rapid growth of our fleet, our ability to realize the expected benefits from our past or future vessel acquisitions, and the effects of our fleet’s growth on our future financial condition, operating results, future revenues and expenses, future liquidity, and the adequacy of cash flows from our operations;

•
our relationships with our current and future service providers and customers, including the ongoing performance of their obligations, compliance with applicable laws, and any impacts on our reputation due to our association with them;

•
our ability to borrow under existing or future debt agreements or to refinance our debt on favorable terms and our ability to comply with the covenants contained therein, in particular due to economic, financial or operational reasons;

•	our continued ability to enter into time or voyage charters with existing and new customers, and to re-charter our vessels upon the expiry of the existing charters;
•	changes in our operating and capitalized expenses, including bunker prices, dry-docking, insurance costs, costs associated with regulatory compliance, and costs associated with climate change;
•
our ability to fund future capital expenditures and investments in the acquisition and refurbishment of our vessels (including the amount and nature thereof and the timing of completion thereof, the delivery and commencement of operations dates, expected downtime and lost revenue);

•	instances of off-hire, including due to limitations imposed by COVID-19 and/or due to vessel upgrades and repairs;
•	future sales of our securities in the public market and our ability to maintain compliance with applicable listing standards;
•	volatility in our share price, including due to high volume transactions in our shares by retail investors;
•	potential conflicts of interest involving members of our Board of Directors, senior management and certain of our service providers that are related parties;

2

•	general domestic and international political conditions or events, including “trade wars”, global public health threats and major outbreaks of disease;
•
changes in seaborne and other transportation, including due to fluctuating demand for dry bulk and tanker vessels and/or disruption of shipping routes due to accidents, political events, international hostilities and instability, piracy or acts of terrorism;

•	changes in governmental rules and regulations or actions taken by regulatory authorities, including changes to environmental regulations applicable to the shipping industry;
•	the impact of adverse weather and natural disasters; and
•	any other factor detailed from time to time in our reports.

Any forward-looking statements contained or incorporated by reference herein are made only as of the date of the particular statement, and except to the extent required by applicable law we undertake no obligation to update any forward-looking statement or statements, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all or any of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. See “Risk Factors.” Risk factors described or incorporated by reference in this prospectus are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

3

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus and any prospectus supplement, including the risks described under the heading “Item 3. Key Information—D. Risk Factors” in our Annual Report as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. You should carefully consider all of these risks, including those summarized under “Cautionary Statement Regarding Forward-Looking Statements” above, any risks set forth under the heading “Risk Factors” in any prospectus supplement, as well as the other information included or incorporated by reference in this prospectus and any prospectus supplement before you decide whether to buy any of the securities. If any of these risks actually occur, our business, financial condition and results of operations could suffer and you may lose all or part of your investment in such securities.

4

USE OF PROCEEDS

The use of proceeds from the sale of securities will be set forth in the applicable prospectus supplement. Unless we specify otherwise in any prospectus supplement, we may use the net proceeds from the sale of securities offered by this prospectus for capital expenditures, working capital, to make vessel or other asset acquisitions or for general corporate purposes or a combination thereof.

5

CAPITALIZATION

A prospectus supplement or report on Form 6-K incorporated by reference into the registration statement of which this prospectus is a part will include information relating to our capitalization and indebtedness.

6

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital is not complete and may not contain all the information you should consider before investing in our shares. This description is summarized from and qualified in its entirety by reference to, our Articles of Incorporation, as amended (the “Articles of Incorporation”), Bylaws, the Stockholders Rights Agreement by and between the Castor Maritime Inc. and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agreement”) and Marshall Islands law, including the Marshall Islands Business Corporations Act (the “BCA”). Our Articles of Incorporation, Bylaws and Rights Agreement have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See also “Item 10. Additional Information—B. Memorandum and Articles of Association” and Exhibit 2.2 of our Annual Report incorporated by reference herein, as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.

Purpose

Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the BCA. Under Marshall Islands law generally and our Articles of Incorporation and Bylaws there are no limitations on the ownership rights of our shareholders.

Authorized Capitalization

Under our Articles of Incorporation, our authorized capital stock consists of 2,000,000,000 shares. 1,950,000,000 shares are designated as common shares, par value $0.001 per share, of which 94,610,088 common shares are issued and outstanding as of March 28, 2022, and 50,000,000 shares are designated as preferred shares, par value $0.001 per share, of which 12,000 Series B Preferred Shares are currently issued and outstanding. We have also designated 480,000 Series A Preferred Shares and 1,000,000 shares as Series C Participating Preferred Shares, none of which are outstanding as of the date of this prospectus.

Description of Common Shares

Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of common shares are entitled to receive ratably all dividends, if any, declared by our Board out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of our common shares are entitled to receive pro rata our remaining assets available for distribution. Holders of common shares do not have conversion, redemption or pre-emptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of our common shares are subject to the rights of the holders of any preferred shares, which we have issued in the past or which we may issue in the future.

Share History

On May 28, 2021, we effected a 1-for-10 reverse stock split of our common shares without any change in the number of our authorized common shares. As a result of the reverse stock split, the number of outstanding shares as of May 28, 2021, was decreased to 89,955,848 while the par value of our common shares remained unchanged at $0.001 per share. All share and per share amounts, as well as warrant shares eligible for purchase under the Company’s effective warrant schemes have been retroactively adjusted to reflect the reverse stock split.

On September 22, 2017, pursuant to an Exchange Agreement between the Company, Spetses Shipping Co., and the shareholders of Spetses Shipping Co., we made certain issuances of our capital stock, including the issuance of 12,000 Series B Preferred Shares to Thalassa, a company controlled by Petros Panagiotidis, the Company’s Chairman, Chief Executive Officer and Chief Financial Officer. Each Series B Preferred Share has the voting power of one hundred thousand (100,000) common shares.

7

On November 21, 2017, we declared a dividend of one preferred share purchase right for each outstanding common share and adopted a stockholder rights plan, as set forth in the Rights Agreement. In connection with the Rights Agreement, we have designated 1,000,000 shares as Series C Participating Preferred Shares, none of which are outstanding as of the date of this prospectus.

On June 28, 2019, we entered into an equity distribution agreement (the “First Equity Distribution Agreement”), with Maxim Group LLC (“Maxim”) acting as a sales agent, under which we could, from time to time, offer and sell our common shares through an at-the-market offering (the “First ATM Program”), having an aggregate offering price of up to $10.0 million. No warrants, derivatives, or other share classes were associated with this transaction. From the First ATM Program effective date and as of December 31, 2021, we had raised gross and net proceeds (after deducting sales commissions and other fees and expenses) of $2.6 million and $2.3 million, respectively, by issuing and selling 61,811 common shares. On June 21, 2021, we terminated the First ATM Program.

On October 10, 2019, we reached an agreement with all of the holders of our then outstanding Series A Preferred Shares to waive until December 31, 2021 all due and overdue dividends and to adopt an amended and restated Statement of Designations on our Series A Preferred Shares. Pursuant to this amendment and restatement, on October 17, 2019, we issued 300,000 common shares to the holders of the Series A Preferred Shares in exchange for the waiver of approximately $4.3 million worth of dividends accumulated on the Series A Preferred Shares, for the period since their original issuance to June 30, 2019.  On December 8, 2021, we redeemed in full all our Series A Preferred Shares at a cash liquidation preference of $30.00 per share, for a total amount of $14.4 million.

On January 27, 2020, we entered into a securities purchase agreement with YAII PN, LTD (the “Investor”), pursuant to which we agreed to sell and it agreed to purchase up to three convertible debentures for a maximum aggregate price of $5.0 million. During the period from January 2020 up until June 2020, the Investor had converted the full $5.0 million principal amount and $0.1 million of interest under the convertible debentures for 804,208 common shares.

On June 23, 2020, we entered into an agreement with Maxim, acting as underwriter, pursuant to which we offered and sold 5,911,000 units, each unit consisting of (i) one common share or a pre-funded warrant to purchase one common share at an exercise price equal to $0.10 per common share (a “Pre-Funded Warrant”), and (ii) one Class A Warrant to purchase one common share (a “Class A Warrant”), for $3.50 per unit (or $3.40 per unit including a Pre-Funded Warrant), (the “2020 June Equity Offering”). The 2020 June Equity Offering closed on June 26, 2020 and resulted in the issuance of 5,908,269 common shares and 5,911,000 Class A Warrants, which also included 771,000 over-allotment units pursuant to an over-allotment option that was exercised by Maxim on June 24, 2020. We raised gross and net cash proceeds from this transaction of approximately $20.7 million and $18.6 million, respectively. Further, as of December 31, 2021, an aggregate of 5,848,656 Class A Warrants have been exercised at an exercise price of $3.50 per warrant, for which we have received total gross proceeds of approximately $20.5 million.

On July 12, 2020, we entered into agreements with certain unaffiliated institutional investors pursuant to which we offered 5,775,000 common shares in a registered offering (the “2020 July Equity Offering”). In a concurrent private placement, we also issued warrants to purchase up to 5,775,000 common shares (the “Private Placement Warrants”). The aggregate purchase price for each common share and Private Placement Warrant was $3.00. In connection with the 2020 July Equity Offering, which closed on July 15, 2020, we received gross and net cash proceeds of approximately $17.3 million and $15.7 million, respectively. Further, as of December 31, 2021, an aggregate of 5,707,136 Private Placement Warrants have been exercised at an exercise price of $3.50 per warrant, for which we have received total gross proceeds of approximately $20.0 million.

On December 30, 2020, we entered into agreements with certain unaffiliated institutional investors pursuant to which we offered 9,475,000 common shares and warrants to purchase 9,475,000 common shares (the “January 5 Warrants”) in a registered direct offering which closed on January 5, 2021 (the “2021 January First Equity Offering”). The aggregate purchase price for each common share and January 5 Warrant was $1.90. In connection with this offering, we received gross proceeds of approximately $18.0 million and net proceeds of approximately $16.5 million, net of estimated fees and expenses of approximately $1.5 million. All of the January 5 Warrants have been exercised at an exercise price of $1.90 per warrant, for which we have received total gross proceeds of approximately $18.0 million.

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On January 8, 2021, we entered into agreements with certain unaffiliated institutional investors pursuant to which we offered 13,700,000 common shares and warrants to purchase 13,700,000 common shares (the “January 12 Warrants”) in a registered direct offering which closed on January 12, 2021 (the “2021 January Second Equity Offering”). The aggregate purchase price for each common share and January 12 Warrant was $1.90. In connection with this offering, we received gross proceeds of approximately $26.0 million and net proceeds of approximately $24.1 million, net of estimated fees and expenses of approximately $1.9 million. All of the January 12 Warrants have been exercised at an exercise price of $1.90 per warrant, for which we have received total gross proceeds of approximately $26.0 million.

On April 5, 2021, we entered into agreements with certain unaffiliated institutional investors pursuant to which we offered and sold 19,230,770 common shares and warrants to purchase up to 19,230,770 common shares (the “April 7 Warrants”) in a registered direct offering which closed on April 7, 2021 (the “2021 April Equity Offering”). In connection with the 2021 April Equity Offering, we received gross and net cash proceeds of approximately $125.0 million and $116.3 million, respectively. As of December 31, 2021, all April 7 Warrants having an exercise price of $6.50 remained unexercised and potentially issuable into common shares.

On June 14, 2021, we entered into an equity distribution agreement, or the Second Equity Distribution Agreement, with Maxim acting as a sales agent, which we amended and restated on the date of this prospectus.  Under the Second Equity Distribution Agreement, until June 14, 2022, we may, from time to time, offer and sell our common shares through an at-the-market offering (the “Second ATM Program”), having an aggregate offering price of up to $150.0 million. No warrants, derivatives, or other share classes were associated with this transaction. From the Second ATM Program effective date and as of the date of this prospectus, we had raised gross and net proceeds (after deducting sales commissions and other fees and expenses) of $12.9 million and $12.4 million, respectively, by issuing and selling 4,654,240 common shares.

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DESCRIPTION OF DEBT SECURITIES

As specified in the applicable prospectus supplement, we may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee (to be named in a prospectus supplement), forms of which are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.”

The following describes the general terms that will apply to any debt securities that we may offer pursuant to this prospectus. The terms and provisions of any debt securities that we offer may differ from the terms described below, and may not be subject to or contain any or all of the terms described below. The specific terms and provisions of the debt securities, and the extent to which the general terms of the debt securities described in this prospectus apply to those debt securities, will be set forth in the applicable prospectus supplement. This description will include, where applicable:

•	the designation, aggregate principal amount and authorized denominations of such debt securities;
•	the issue price, expressed as a percentage of the aggregate principal amount of such debt securities;
•	the maturity date or dates of such debt securities;
•	the interest rate per annum, if any of such debt securities;
•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;
•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;
•	whether the debt securities will be our senior or subordinated securities;
•	whether the debt securities will be our secured or unsecured obligations;
•	the applicability and terms of any guarantees;
•
the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	the denominations in which the debt securities of the series will be issuable;
•	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;
•	whether the debt securities will be issued in the form of global securities or certificates in registered form;
•	any listing on any securities exchange or quotation system;
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and
•	any other special features of the debt securities.

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Each series of debt securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary. We will provide you with information on the federal income tax considerations and other special considerations applicable to any debt securities in the applicable prospectus supplement.

The description in the applicable prospectus supplement of any debt securities the Company offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable indenture and any applicable supplemental indenture, which will be filed with the SEC if we offer any debt securities. You should read the applicable indenture, any applicable supplemental indenture and any applicable prospectus supplement in their entirety.
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DESCRIPTION OF WARRANTS

As specified in the applicable prospectus supplement, we may offer and issue warrants to purchase any of our debt or equity securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. The terms of any warrants to be issued and a description of the material provisions of any applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:

•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the number and type of our securities purchasable upon exercise of such warrants;
•	the price at which our securities purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. You should read the applicable warrant agreement and any applicable prospectus supplement in their entirety.

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DESCRIPTION OF PURCHASE CONTRACTS

As specified in the applicable prospectus supplement, we may offer and issue purchase contracts for the purchase or sale of any of our debt or equity securities issued by us.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

The applicable prospectus supplement relating to any purchase contracts we offer will specify the material terms of the purchase contracts and whether they will be issued separately or as part of units. The description in the applicable prospectus supplement of any purchase contracts we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract agreement, a form of which will be filed with the SEC if we offer purchase contracts. You should read the applicable purchase contract agreement and any applicable prospectus supplement in their entirety.

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DESCRIPTION OF RIGHTS

As specified in the applicable prospectus supplement, we may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the exercise price for the rights;
•	the number of rights issued to each shareholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. You should read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

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DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more rights, purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities. The applicable prospectus supplement will describe the terms of the offered units. We expect that such terms will include, among others:

•
the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, a form of which will be filed with the SEC if we offer units. You should read the applicable unit agreement and any applicable prospectus supplement in their entirety.

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PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, whether individually or through an underwriting syndicate led by one or more managing underwriters, through agents, to dealers  and/or directly to one or more purchasers. We may sell the securities from time to time at fixed prices, market prices prevailing at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices.

In addition, we may sell some or all of the securities included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•
trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus.

We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of our common shares by broker-dealers;
•	sell common shares short and deliver the shares to close out short positions; or
•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement. We reserve the right to accept and, from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities, the proceeds to us, any underwriting discounts or commissions and other items constituting underwriters’ compensation.

Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions and on terms as may be set forth in the applicable prospectus supplement.
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Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may have agreements with underwriters, dealers and agents to indemnify them against some civil liabilities, including liabilities under the Securities Act, to contribute to payments which the underwriters, dealers or agents may be required to make or to reimburse those persons for certain expenses.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

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TAX CONSIDERATIONS

You should carefully read the discussion of the material Marshall Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our common shares set forth in the section entitled “Taxation” of our Annual Report incorporated by reference herein, as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.

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EXPENSES

The following are the estimated expenses, other than any underwriting discounts and commissions and expenses reimbursed by us, of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which have been or will be paid by us.

SEC registration fee		$41,715
FINRA filing fee		$225,500
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

* To be provided in a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference.

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ENFORCEMENT OF CIVIL LIABILITIES

We are a Republic of the Marshall Islands corporation and our principal executive offices are located outside the United States. All of the directors, officers and our independent registered public accounting firm reside outside the United States. In addition, substantially all of our assets and the assets of certain of our directors, officers and our independent registered public accounting firm are located outside the United States. As a result, it may not be possible for you to serve legal process within the United States upon us or any of these persons. It may also not be possible for you to enforce, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

Furthermore, there is substantial doubt that courts of such jurisdictions would enforce judgments of U.S. courts obtained in actions against us, our directors or officers and such experts based upon the civil liability provisions of applicable U.S federal and state securities laws or would enforce, in original actions, liabilities against us, our directors or officers and such experts based on those laws.

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VALIDITY OF SECURITIES

The validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP with respect to matters of United States and New York law and Seward & Kissel LLP with respect to matters of Marshall Islands law.

EXPERTS

The financial statements of Castor Maritime Inc. as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this Prospectus, have been audited by Deloitte Certified Public Accountants S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing. The offices of Deloitte Certified Public Accountants S.A. are located at Fragoklissias 3a & Granikou Str., 15125 Maroussi, Athens, Greece.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

Available Information

We file annual reports and other information with the SEC. However, as a “foreign private issuer” we are allowed four months from the end of our fiscal year to file our annual report with the SEC, and we are not required to disclose certain detailed information regarding executive compensation that is required from United States domestic issuers. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently as companies that are not foreign private issuers whose securities are registered under the Exchange Act. Also, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the Nasdaq, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a foreign private issuer, our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that website is http://www.sec.gov. Other than as described below, the information contained in or accessible from that website is not part of this prospectus.

Our filings are also available on our website at http://www.castormaritime.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement on Form F-3 relating to the securities covered by this prospectus that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indentures and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus.

We incorporate by reference in this prospectus the documents listed below which have been filed with the SEC:

•	Our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on March 31, 2022;
•
The description of our common shares contained in our Registration Statement on Form 8-A (file No. 001-38802), filed with the SEC on February 6, 2019, as amended on February 8, 2019, March 21, 2019 and May 28, 2021 and the description of our registered securities contain in Exhibit 2.2 to our Annual Report on Form 20-F for the year ended December 31, 2021;

•	Our subsequent reports on Form 20-F that we file with the SEC; and
•	Our reports on Form 6-K that we furnish to the SEC after the date of this prospectus only to the extent that they expressly state that we incorporate them by reference into this prospectus.

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Information in later documents that is incorporated by reference will automatically update and supersede information in earlier documents in this prospectus.

We have not authorized anyone to provide any information or to make any representations other than as contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained or incorporated by reference in this prospectus and any prospectus supplement is accurate as of the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When this prospectus or a prospectus supplement are delivered or sale pursuant to this prospectus or a prospectus supplement is made, we are not implying that the information is current as of the date of the delivery or sale.

You may request a free copy of the above-mentioned filings or any subsequent filing we incorporate by reference to this prospectus by writing or telephoning us at the following address:

Castor Maritime Inc.
Attn: Petros Panagiotidis
223 Christodoulou Chatzipavlou Street
Hawaii Royal Gardens,
3036 Limassol
Cyprus
+ 357 25 357 767

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

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PROSPECTUS
Up to $150,000,000 of Common Shares

Castor Maritime Inc.

We have entered into an amended and restated equity distribution agreement (the “Distribution Agreement”) with Maxim Group LLC (“Maxim” or the “Sales Agent”) as our sales agent, relating to our common shares, par value $0.001 per share, offered by this prospectus. In accordance with the terms of the Distribution Agreement, we may, through our sales agent, offer and sell from time to time our common shares, par value $0.001 per share, having an aggregate offering amount of up to $150,000,000 (the “Aggregate Offering Amount”). We originally filed a prospectus supplement, dated June 14, 2021 (the “Prior Prospectus Supplement”), for the offer and sale of up to $300,000,000 of shares of our common stock pursuant to the Equity Distribution Agreement under the shelf registration statement on Form F-3 (Registration Statement No. 333-254977). As of the date of this prospectus, we have issued and sold an aggregate of 4,654,240 shares of common stock pursuant to the Prior Prospectus Supplement, for which we had received gross proceeds of $12,854,356. Accordingly, this prospectus covers the offer and sale of up to $137,145,644 of our common shares that may be sold under the Distribution Agreement as of the date of this prospectus.

Sales of our common shares, if any, under this prospectus may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including by sales made directly on or through the Nasdaq Capital Market (“Nasdaq”) or another market for our common shares, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the Sales Agent. Subject to the terms and conditions of the Distribution Agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the designated shares. We may instruct the Sales Agent not to sell any shares if the sales cannot be affected at or above the price designated by us in any such instruction.

We will pay the Sales Agent a commission equal to 2.0% of the Aggregate Offering Amount sold by the Sales Agent pursuant to the Distribution Agreement. In connection with the sale of our common shares on our behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agent may be deemed to be underwriting commissions or discounts.

Our common shares are listed on Nasdaq under the symbol “CTRM”. The last reported sale price of our common shares on Nasdaq on March 28, 2022 was $1.84 per share.

Investing in our common shares involves a high degree of risk and uncertainty. See “Risk Factors” beginning on page 7 of this prospectus, and in our annual report on Form 20-F for the fiscal year ended on December 31, 2021, filed with the U.S. Securities and Exchange Commission on March 31, 2022 (the “Annual Report”), as updated by annual reports and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, to read about the risks you should consider before purchasing our common shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Maxim Group LLC

The date of this prospectus is              , 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process.

This prospectus relates to an offering of up to $137,145,644 of our common shares through Maxim. These sales, if any, will be made pursuant to the terms of the Distribution Agreement entered into between us and Maxim on March 31, 2022.

This prospectus and the documents incorporated by reference include important information about us, our common shares being offered and other information you should know before investing. We may add, update or change information contained in this prospectus by incorporating by reference information that we file with or furnish to the SEC. You should read carefully this prospectus together with the additional information described under “Where You Can Find Additional Information” before investing in our common shares.

This prospectus does not contain all of the information in the registration statement. Documents establishing the terms of the offered common shares, as well as the Distribution Agreement, are filed as exhibits to the registration statement or will be filed with documents that we file or furnish to the SEC and incorporate by reference in this prospectus. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain as described below under “Where You Can Find Additional Information.”

We have authorized only the information contained or incorporated by reference in this prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the Sales Agent has not, authorized anyone to provide you with information that is different or to make any representations other than as contained or incorporated by reference into this prospectus and any such free writing prospectus. We and the Sales Agent take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. The information contained or incorporated by reference in this prospectus is accurate as of the dates of the applicable documents, regardless of the time of delivery of the prospectus or the date of any sale of our common shares. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When this prospectus is delivered or a sale of our common shares is made pursuant to this prospectus, neither we nor the Sales Agent is implying that the information is current as of the date of the delivery or sale. You should not consider any information in this prospectus or in the documents incorporated by reference herein to be investment, legal or tax advice. We and the Sales Agent encourage you to consult with your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our common shares.

We are offering to sell, and seeking offers to buy, common shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of common shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context otherwise requires, as used in this prospectus, the terms “Company”, “we”, “us” and “our” refer to Castor Maritime Inc. and all of its subsidiaries, and “Castor Maritime Inc.” refers only to Castor Maritime Inc. and not to its subsidiaries. We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. Unless otherwise indicated, all references to “dollars” and “$” in this prospectus are to, and amounts presented in this prospectus are in, United States dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Matters discussed in this prospectus or in documents incorporated by reference in this prospectus may constitute forward-looking statements. We intend such forward‑looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include all matters that are not historical facts or matters of fact at the date of the applicable document.

We are including this cautionary statement in connection with this safe harbor legislation. Forward-looking statements, which reflect our current views with respect to future events and financial performance. These forward-looking statements may generally, but not always, be identified by the use of works such as “anticipate,” “believe,” “targets,” “likely,” “will,” “would,” “could,” “should,” “seeks,” “continue,” “contemplate,” “possible,” “might,” “expect,” “intend,” “estimate,” “forecast,” “project,” “plan,” “objective,” “potential,” “may,” “anticipates” or similar expressions or phrases.

The forward-looking statements in this prospectus or in documents incorporated by reference in this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these forward-looking statements, including these expectations, beliefs or projections.

In addition to these assumptions, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include generally:

•	our business strategy, expected capital spending and other plans and objectives for future operations;
•
dry bulk and tanker market conditions and trends, including volatility in charter rates, factors affecting supply and demand, fluctuating vessel values, opportunities for the profitable operations of dry bulk and tanker carriers and the strength of world economies;

•
the rapid growth of our fleet, our ability to realize the expected benefits from our past or future vessel acquisitions, and the effects of our fleet’s growth on our future financial condition, operating results, future revenues and expenses, future liquidity, and the adequacy of cash flows from our operations;

•
our relationships with our current and future service providers and customers, including the ongoing performance of their obligations, compliance with applicable laws, and any impacts on our reputation due to our association with them;

•
our ability to borrow under existing or future debt agreements or to refinance our debt on favorable terms and our ability to comply with the covenants contained therein, in particular due to economic, financial or operational reasons;

•	our continued ability to enter into time or voyage charters with existing and new customers, and to re-charter our vessels upon the expiry of the existing charters;
•	changes in our operating and capitalized expenses, including bunker prices, dry-docking, insurance costs, costs associated with regulatory compliance, and costs associated with climate change;
•
our ability to fund future capital expenditures and investments in the acquisition and refurbishment of our vessels (including the amount and nature thereof and the timing of completion thereof, the delivery and commencement of operations dates, expected downtime and lost revenue);

•	instances of off-hire, including due to limitations imposed by COVID-19 and/or due to vessel upgrades and repairs;
•	future sales of our securities in the public market and our ability to maintain compliance with applicable listing standards;
•	volatility in our share price, including due to high volume transactions in our shares by retail investors;
•	potential conflicts of interest involving members of our Board of Directors (the “Board”), senior management and certain of our service providers that are related parties;

•	general domestic and international political conditions or events, including “trade wars”, global public health threats and major outbreaks of disease;
•
changes in seaborne and other transportation, including due to fluctuating demand for dry bulk and tanker vessels and/or disruption of shipping routes due to accidents, political events, international hostilities and instability, piracy or acts of terrorism;

•	changes in governmental rules and regulations or actions taken by regulatory authorities, including changes to environmental regulations applicable to the shipping industry;
•	the impact of adverse weather and natural disasters; and
•	any other factor detailed from time to time in our reports.

Any forward-looking statements contained or incorporated by reference herein are made only as of the date of the particular statement, and except to the extent required by applicable law we undertake no obligation to update any forward-looking statement or statements, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all or any of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. See “Risk Factors.” Risk factors described or incorporated by reference in this prospectus are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus and the documents incorporated by reference herein, including the “Risk Factors” sections of this prospectus and any documents incorporated by reference as well as the financial statements included in any documents incorporated by reference. See “Where You Can Find Additional Information.” This summary may not contain all of the information that may be important to you and you should review carefully the entire prospectus and the more detailed information that is included herein and in the documents incorporated by reference.

Our Company

We are a growth-oriented global shipping company that was incorporated in the Republic of the Marshall Islands for the purpose of acquiring, owning, chartering and operating oceangoing cargo vessels. We are a provider of worldwide seaborne transportation services for dry bulk cargo as well as crude oil and refined petroleum products. During 2021 and as of the date of this prospectus, we grew our fleet from six vessels to 29 vessels through the acquisition of 23 new vessels.

Our Fleet

During 2021 and as of the date of this prospectus, we grew our dry bulk fleet from six to 20 dry bulk vessels, and we established our tanker operations by acquiring seven Aframax/LR2 and two Handysize tanker vessels. These acquisitions were financed using a mix of cash from operations and the net cash proceeds from our equity and debt financing transactions. As a result, as of the date of this prospectus our fleet consisted of 20 dry bulk carriers, seven Aframax/LR2 tankers and two Handysize tankers with an aggregate cargo carrying capacity of 2.5 million dwt and an average age of 13.9 years.

Our fleet vessels operate in the time charter and voyage charter markets, while some of our tanker vessels currently operate in pools. Our commercial strategy primarily focuses on deploying our fleet under a mix of period time charters and trip time charters according to our assessment of market conditions, adjusting the mix of these charters to take advantage of the relatively stable cash flows and high utilization rates associated with period time charters or to profit from attractive trip charter rates during periods of strong charter market conditions.

The following table summarizes key information about our fleet as of March 28, 2022:

Dry Bulk Segment

Vessel Name	Year Built	Type of Charter	Capacity (dwt)	Delivered to Castor	Gross Charter Rate ($/day)	Estimated Earliest Charter Expiration	Estimated Latest Charter Expiration
Panamax
Magic Nova	2010	Period Time Charter	78,833	October 2020	$25,300 (1)	October 2022	February 2023
Magic Mars	2014	Period Time Charter	76,822	September 2021	$21,500 (2)	November 2022	February 2023
Magic Phoenix	2008	Period Time Charter	76,636	October 2021	102% of BPI4TC (3) (4)	September 2022	December 2022
Magic Horizon	2010	Trip Time Charter	76,619	October 2020	$20,100 (5)	March 2022	March 2022
Magic Moon	2005	Trip Time Charter	76,602	October 2019	$25,000	April 2022	April 2022
Magic P	2004	Period Time Charter	76,453	February 2017	$27,500	April 2022	July 2022
Magic Sun	2001	Trip Time Charter	75,311	September 2019	$17,500 plus $750,000 Ballast Bonus	April 2022	April 2022
Magic Vela	2011	Trip Time Charter	75,003	May 2021	$16,000 plus $550,000 Ballast Bonus	April 2022	April 2022
Magic Eclipse	2011	Period Time Charter	74,940	June 2021	$28,500	April 2022	July 2022
Magic Pluto	2013	Period Time Charter	74,940	August 2021	$24,000 (6)	November 2022	February 2023
Magic Callisto	2012	Period Time Charter	74,930	January 2022	$27,000 (7)	October 2022	January 2023
Magic Rainbow	2007	Trip Time Charter	73,593	August 2020	$16,000	April 2022	April 2022
Kamsarmax
Magic Venus	2010	Trip Time Charter	83,416	March 2021	$16,300 plus $630,000 Ballast Bonus (8)	April 2022	April 2022
Magic Thunder	2011	Period Time Charter	83,375	April 2021	100% of BPI5TC	October 2022	January 2023
Magic Argo	2009	Trip Time Charter	82,338	March 2021	$16,600 (9)	April 2022	April 2022
Magic Perseus	2013	Period Time Charter	82,158	August 2021	100% of BPI5TC	October 2022	January 2023
Magic Starlight	2015	Period Time Charter	81,048	May 2021	$32,000 (10)	September 2022	March 2023
Magic Twilight	2010	Period Time Charter	80,283	April 2021	$25,000 (11)	January 2023	April 2023
Magic Nebula	2010	Period Time Charter	80,281	May 2021	$23,500	September 2022	November 2022
Capesize
Magic Orion	2006	Period Time Charter	180,200	March 2021	101% of BCI5TC (12)	October 2022	January 2023

(1)
The vessels’ daily gross charter rate is equal to 92% of BPI5TC. In accordance with the prevailing charter party, on 17/02/2022 owners converted the index-linked rate to fixed from 01/03/2022 until 30/09/2022, at a rate of $25,300 per day. Upon completion of said period, the rate will be converted back to index linked. The benchmark vessel used in the calculation of the average of the Baltic Panamax Index 5TC routes is a non-scrubber fitted 82,500mt dwt vessel (Kamsarmax) with specific age, speed - consumption, and design characteristics.

(2)
The vessels’ daily gross charter rate is equal to 91% of BPI5TC. In accordance with the prevailing charter party, on 20/01/2022 owners converted the index-linked rate to fixed from 01/02/2022 until 30/09/2022, at a rate of $21,500 per day. Upon completion of said period, the rate will be converted back to index linked.

(3)
The benchmark vessel used in the calculation of the average of the Baltic Panamax Index 4TC routes is a non-scrubber fitted 74,000mt dwt vessel (Panamax) with specific age, speed - consumption, and design characteristics.

(4)
In accordance with the prevailing charter party, on 03/03/2022 owners converted the index-linked rate to fixed from 01/04/2022 until 30/09/2022, at a rate of $28,100 per day. Upon completion of said period, the rate will be converted back to index linked.

(5)
Upon completion of current time charter trip, estimated within April, the vessel has been fixed on a time charter period at a gross daily charter rate equal to 103% of the average of Baltic Panamax Index 4TC routes, with a minimum duration of 12 months and a maximum duration of 15 months, at the charterer’s option.

(6)
The vessels’ daily gross charter rate is equal to 91% of BPI5TC. In accordance with the prevailing charter party, on 08/02/2022 owners converted the index-linked rate to fixed from 01/03/2022 until 30/09/2022, at a rate of $24,000 per day. Upon completion of said period, the rate will be converted back to index linked.

(7)
The vessels’ daily gross charter rate is equal to 101% of BPI4TC. In accordance with the prevailing charter party, on 22/02/2022 owners converted the index-linked rate to fixed from 01/03/2022 until 30/09/2022, at a rate of $27,000 per day. Upon completion of said period, the rate will be converted back to index linked.

(8)
Upon completion of current time charter trip, estimated within April, the vessel has been fixed on a time charter period at a gross daily charter rate equal to 100% of the average of Baltic Panamax Index 5TC routes, with a minimum duration of about 13 months and a maximum duration of about 15 months, at the charterer’s option.

(9)
Upon completion of current time charter trip, estimated within April, the vessel has been fixed on a time charter period at a gross daily charter rate equal to 103% of the average of Baltic Panamax Index 5TC routes, with a minimum duration of 12 months and a maximum duration of 15 months, at the charterer’s option.

(10)
The vessels’ daily gross charter rate is equal to 114% of BPI4TC. In accordance with the prevailing charter party, on 19/10/2021 owners converted the index-linked rate to fixed from 01/01/2022 until 30/09/2022, at a rate of $32,000 per day. Upon completion of said period, the rate will be converted back to index linked.

(11)	In accordance with the prevailing charter party, the vessel’s daily gross charter rate is $25,000 per day for the first 30 days and thereafter index-linked at a rate equal to 93% of BPI5TC.
(12)
The benchmark vessel used in the calculation of the average of the Baltic Capesize Index 5TC routes is a non-scrubber fitted 180,000mt dwt vessel (Capesize) with specific age, speed - consumption, and design characteristics.

Aframax/LR2 Tanker Segment

Vessel Name	Year Built	Type of Charter	Capacity (dwt)	Delivered to Castor	Gross Charter Rate ($/day)		Estimated Earliest Charter Expiration	Estimated Latest Charter Expiration
Aframax/LR2
Wonder Polaris	2005	Voyage	115,351	March 2021	$6,500	(1)	31 March 2022 (2)	N/A
Wonder Sirius	2005	Unfixed	115,341	March 2021	N/A		N/A	N/A
Wonder Bellatrix	2006	Voyage	115,341	December 2021	$21,024	(1)	3 April 2022 (2)	N/A
Wonder Musica	2004	Unfixed	106,290	June 2021	N/A		N/A	N/A
Wonder Avior	2004	Voyage	106,162	May 2021	$7,440	(1)	16 April 2022 (2)	N/A
Wonder Arcturus	2002	Unfixed	106,149	May 2021	N/A		N/A	N/A
Aframax
Wonder Vega	2005	Tanker Pool (3)	106,062	May 2021	N/A		N/A	N/A

(1)	For vessels that are employed on the voyage/spot market, the gross daily charter rate is considered as the Daily TCE Rate on the basis of the expected completion date.
(2)	Estimated completion date of the voyage.
(3)	The vessel is currently participating in an unaffiliated tanker pool specializing in the employment of Aframax tanker vessels.

Handysize Tanker Segment

Vessel Name	Year Built	Type of Charter	Capacity (dwt)	Delivered to Castor	Gross Charter Rate ($/day)	Estimated Earliest Charter Expiration	Estimated Latest Charter Expiration
Wonder Mimosa	2006	Tanker Pool (1)	36,718	May 2021	N/A	N/A	N/A
Wonder Formosa	2006	Tanker Pool (1)	36,660	June 2021	N/A	N/A	N/A

(1)	The vessel is currently participating in an unaffiliated tanker pool specializing in the employment of Handysize tanker vessels.

Fleet Development

During the years ended December 31, 2019, 2020 and 2021 and further as of the date of this prospectus, we implemented our strategic fleet growth plan by acquiring the vessels listed below:

Vessel Name	Vessel Type	DWT	Year Built	Country of Construction	Purchase Price (in million)	Delivery Date
Dry Bulk Carriers
2019 Acquisitions
Magic Sun	Panamax	75,311	2001	S. Korea	$6.71	09/05/2019
Magic Moon	Panamax	76,602	2005	Japan	$10.20	10/20/2019
2020 Acquisitions
Magic Rainbow	Panamax	73,593	2007	China	$7.85	08/08/2020
Magic Horizon	Panamax	76,619	2010	Japan	$12.75	10/09/2020
Magic Nova	Panamax	78,833	2010	Japan	$13.86	10/15/2020
2021 Acquisitions
Magic Orion	Capesize	180,200	2006	Japan	$17.50	03/17/2021
Magic Venus	Kamsarmax	83,416	2010	Japan	$15.85	03/02/2021
Magic Argo	Kamsarmax	82,338	2009	Japan	$14.50	03/18/2021
Magic Twilight	Kamsarmax	80,283	2010	S. Korea	$14.80	04/09/2021
Magic Nebula	Kamsarmax	80,281	2010	S. Korea	$15.45	05/20/2021
Magic Thunder	Kamsarmax	83,375	2011	Japan	$16.85	04/13/2021
Magic Eclipse	Panamax	74,940	2011	Japan	$18.48	06/07/2021
Magic Starlight	Kamsarmax	81,048	2015	China	$23.50	05/23/2021
Magic Vela	Panamax	75,003	2011	China	$14.50	05/12/2021
Magic Perseus	Kamsarmax	82,158	2013	Japan	$21.00	08/09/2021
Magic Pluto	Panamax	74,940	2013	Japan	$19.06	08/06/2021
Magic Mars	Panamax	76,822	2014	S. Korea	$20.40	09/20/2021
Magic Phoenix	Panamax	76,636	2008	Japan	$18.75	10/26/2021
2022 Acquisitions
Magic Callisto	Panamax	74,930	2012	Japan	$23.55	01/04/2022
Tankers
2021 Acquisitions
Wonder Polaris	Aframax LR2	115,351	2005	S. Korea	$13.60	03/11/21
Wonder Sirius	Aframax LR2	115,341	2005	S. Korea	$13.60	03/22/21
Wonder Vega	Aframax	106,062	2005	S. Korea	$14.80	05/21/21
Wonder Avior	Aframax LR2	106,162	2004	S. Korea	$12.00	05/27/21
Wonder Arcturus	Aframax LR2	106,149	2002	S. Korea	$10.00	05/31/21
Wonder Mimosa	Handysize	36,718	2006	S. Korea	$7.25	05/31/21
Wonder Musica	Aframax LR2	106,290	2004	S. Korea	$12.00	06/15/21
Wonder Formosa	Handysize	36,660	2006	S. Korea	$8.00	06/22/21
Wonder Bellatrix	Aframax LR2	115,341	2006	S. Korea	$18.15	12/23/21

All the above-mentioned acquisitions were financed using a mix of cash from operations and the net cash proceeds from our equity and financing transactions.

Chartering of our Fleet

We actively market our vessels, in the short, medium and long-term charter markets in order to secure optimal employment in our three reportable segments, (i) Dry bulk vessels, (ii) Aframax/LR2 tanker vessels, and (iii) Handysize vessels. As of March 28, 2022, seven of our dry bulk vessels were chartered on the trip time charter market, three of our tankers were participating in pools and six of our tankers were chartered on the voyage charter market, totaling 16 vessels employed in the spot market. Our remaining 13 vessels were employed under medium term time charters which have either a fixed or floating (i.e., index-linked) charter hire rate.

Charter rates in the spot market are volatile and sometimes fluctuate on a seasonal and year-to-year basis. Fluctuations derive from imbalances in the availability of cargoes for shipment and the number of vessels available at any given time to transport these cargoes. Vessels operating in the spot market generate revenue that is less predictable than those under period time charters but may enable us to capture increased profit margins during periods of improvements in the dry bulk and tanker markets. Downturns in the dry bulk and/or tanker industries would result in a reduction in profit margins and could lead to losses. Following the dry bulk market recovery in 2021, we may opportunistically look to employ more of our vessels in the spot market under trip time charter contracts, voyage charter contracts or pooling arrangements.

Management of our Business

Our vessels are technically managed by Pavimar S.A. (“Pavimar”), a company controlled by Ismini Panagiotidis, the sister of our Chairman, Chief Executive Officer and Chief Financial Officer, Petros Panagiotidis. Under the technical management agreements, our ship-owning subsidiaries pay a $600 daily fee to Pavimar for the provision of a wide range of shipping services such as crew management, technical management, operational employment management, insurance management, provisioning, bunkering, accounting and audit support services, which Pavimar may choose to subcontract to other parties at its discretion. As of December 31, 2021, Pavimar had subcontracted the technical management of three of the Company’s dry bulk vessels and nine of its tanker vessels to third-party ship-management companies. Pavimar pays, at its own expense, these third-party management companies a fee for the services it has subcontracted to them, without burdening the Company with any additional cost.

Our vessels are commercially managed by Castor Ships S.A. (“Castor Ships”), a company controlled by our Chairman, Chief Executive Officer and Chief Financial Officer, Petros Panagiotidis. Castor Ships manages our business overall and provides us with commercial, chartering and administrative services, including, but not limited to, securing employment for our fleet, arranging and supervising the vessels’ commercial operations, handling all of the Company’s vessel sale and purchase transactions, undertaking related shipping project and management advisory and support services, as well as other associated services requested from time to time by us and our ship-owning subsidiaries. In exchange for these services, we and our subsidiaries pay Castor Ships (i) a flat quarterly management fee in the amount of $0.3 million for the management and administration of our business, (ii) a daily fee of $250 per vessel for the provision of commercial services, (iii) a commission of 1.25% on all charter agreements and (iv) a commission of 1% on each sale and purchase transaction.

Outstanding Shares

On May 28, 2021, we effected a one-for-ten reverse stock split of our common shares (the “Reverse Stock Split”). As of March 28, 2022, we had 94,610,088 issued and outstanding common shares. Upon the exercise of our outstanding warrants, we may issue up to an additional 19,360,978 common shares. We also have outstanding 12,000 Series B Preferred Shares, each of which has the voting power of 100,000 common shares.

Corporate Information

We were incorporated under the laws of the Republic of the Marshall Islands in September 2017. Our registered office in the Marshall Islands is located at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. Our registered agent in the Republic of the Marshall Islands at such address is The Trust Company of the Marshall Islands, Inc. Our principal executive office is located at 223 Christodoulou Chatzipavlou Street, Hawaii Royal Gardens, 3036 Limassol, Cyprus. Our principal executive office telephone number is + 357 25 357 767. Our corporate website address is www.castormaritime.com. The information contained on our website does not constitute part of this prospectus.

THE OFFERING

Issuer	Castor Maritime Inc., a Marshall Islands corporation.

Securities Offered by Us	Common shares having an aggregate offering amount of up to $150,000,000.

Manner of Offering	“At-the-market offering” that may be made from time to time through our sales agent, Maxim. See “Plan of Distribution” on page 18.

Use of Proceeds
We intend to use the net proceeds from the sale of securities offered by this prospectus for capital expenditures, working capital, funding for vessel and other asset or share acquisitions or for other general corporate purposes, or a combination thereof. Asset acquisitions may be structured as individual asset purchases, the acquisition of the equity interests of vessel owning entities or the acquisition of the equity interests of the direct or indirect owner of one or more vessels or shipping assets. We may choose to raise less than the maximum $150,000,000 in gross offering proceeds permitted by this prospectus.

Risk Factors
Investing in our common shares is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus  and in our annual report on Form 20-F, which is incorporated by reference herein, to read about the risks you should consider before purchasing our common shares.

Listing	Our common shares currently trade on the Nasdaq under the symbol “CTRM” and on the Norwegian OTC, or the NOTC, under the symbol “CASTOR”.

RISK FACTORS

An investment in our common shares involves a high degree of risk and uncertainty. We have identified a number of risk factors which you should consider before investing in our common shares. Before making an investment in our securities, you should consider carefully the risks set forth below, those risk factors set forth under the heading “Risk Factors” in our annual report on Form 20-F incorporated by reference in this prospectus, and in any other documents we have incorporated by reference in this prospectus. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business operations and financial condition. The occurrence of one or more of these risk factors could adversely affect our results of operations or financial condition and you may lose all or part of your investment in our common shares.

We have grown our fleet exponentially and we may have difficulty managing our growth properly which may adversely affect our operations and profitability.

We are a company formed for the purpose of acquiring, owning, chartering, and operating oceangoing cargo vessels. Since December 31, 2020, and as of the date of this prospectus, we have grown our fleet from six vessels to 29 vessels.

Growing any business presents numerous risks such as undisclosed liabilities and obligations, difficulty in obtaining additional qualified personnel and managing relationships with customers and suppliers and integrating newly acquired operations into existing infrastructures. The significant expansion of our fleet may impose significant additional responsibilities on our management and the management and staff of our commercial and technical managers, and may necessitate that we, and/or they, increase the number of our and/or their personnel.

Our or our managers’ current operating and financial systems may not be adequate as we continue to implement our plan to expand the size of our fleet and our attempts to improve those systems may be ineffective. In addition, if we further expand our fleet, we will need to recruit suitable additional seafarers and shore-side administrative and management personnel. We cannot guarantee that we will be able to hire suitable employees as we expand our fleet. If we encounter business or financial difficulties, we may not be able to adequately staff our vessels or our shore-side personnel. If we are unable to grow our financial and operating systems or to recruit suitable employees as we expand our fleet, our financial performance may be adversely affected and, among other things, the amount of our available free cash may be reduced.

Our share price has been highly volatile and may continue to be volatile in the future, and as a result, investors in our common shares could incur substantial losses.

The stock market in general, and the market for shipping companies in particular, have experienced extreme volatility that has often been unrelated or disproportionate to the operating performance of particular companies. As a result of this volatility, investors may experience rapid and substantial losses on their investment in our common shares that are unrelated to our operating performance. Our stock price has recently been volatile and may continue be volatile, which may cause our common shares to trade above or below what we believe to be their fundamental value. During 2021, the market price of our common shares on the Nasdaq has fluctuated from an intra-day low of $1.36 per share on December 30, 2021 to an intra-day high of $19.50 per share on February 11, 2021. On December 31, 2021 and March 28, 2022 the closing price of our common shares was $1.42 and $1.84 per share, respectively. Significant historical fluctuations in the market price of our common shares have been accompanied by reports of strong and atypical retail investor interest, including on social media and online forums.

The market volatility and trading patterns we have experienced may create several risks for investors, including but not limited to the following:

•	the market price of our common shares may experience rapid and substantial increases or decreases unrelated to our operating performance or prospects, or macro or industry fundamentals;

•
to the extent volatility in our common shares is caused by a “short squeeze” in which coordinated trading activity causes a spike in the market price of our common shares as traders with a short position make market purchases to avoid or to mitigate potential losses, investors may purchase at inflated prices unrelated to our financial performance or prospects, and may thereafter suffer substantial losses as prices decline once the level of short-covering purchases has abated;

•
if the market price of our common shares declines, you may be unable to resell your shares at or above the price at which you acquired them. We cannot assure you that the equity issuance of our common shares will not fluctuate, increase or decline significantly in the future, in which case you could incur substantial losses.

We may continue to incur rapid and substantial increases or decreases in our stock price in the foreseeable future that may not coincide in timing with the disclosure of news or developments by or affecting us. Accordingly, the market price of our common shares may decline or fluctuate rapidly, regardless of any developments in our business. Overall, there are various factors, many of which are beyond our control, that could negatively affect the market price of our common shares or result in fluctuations in the price or trading volume of our common shares, which include but are not limited to:

•	investor reaction to our business strategy;

•
the sentiment of the significant number of retail investors whom we believe to hold our common shares, in part due to direct access by retail investors to broadly available trading platforms, and whose investment thesis may be influenced by views expressed on financial trading and other social media sites and online forums;

•	the amount and status of short interest in our common shares, access to margin debt, trading in options and other derivatives on our common shares and any related hedging and other trading factors;

•	our continued compliance with the listing standards of the Nasdaq;

•	regulatory or legal developments in the United States and other countries, especially changes in laws or regulations applicable to our industry;

•	variations in our financial results or those of companies that are perceived to be similar to us;

•	our ability or inability to raise additional capital and the terms on which we raise it;

•	our dividend strategy;

•	our continued compliance with our debt covenants;

•	variations in the value of our fleet;

•	declines in the market prices of stocks generally;

•	trading volume of our common shares;

•	sales of our common shares by us or our shareholders;

•	speculation in the press or investment community about our Company or industry;

•	general economic, industry and market conditions; and

•
other events or factors, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, including the ongoing COVID-19 pandemic, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations or result in political or economic instability.

In addition, some companies that have experienced volatility in the market price of their common shares have been subject to securities class-action litigation. If instituted against us, such litigation could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, operating results and growth prospects. There can be no guarantee that the price of our common shares will remain at its current level or that future sales of our common shares will not be at prices lower than those sold to investors.

Nasdaq may delist our common shares from its exchange which could limit your ability to make transactions in our securities and subject us to additional trading restrictions.

On April 14, 2020, we received written notification from Nasdaq indicating that because the closing bid price of the Company’s common shares for 30 consecutive business days, from February 27, 2020 to April 13, 2020, was below the minimum $1.00 per share bid price requirement for continued listing on the Nasdaq, the Company was not in compliance with the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2). Following certain extension periods obtained, we had until June 28, 2021, to regain compliance with the minimum bid price requirement. On May 28, 2021, we effected a one-for-ten reverse stock split in order to regain compliance with the minimum bid price requirement, and, as a result, we regained compliance on June 14, 2021.

During the month of January 2022, our closing bid price ranged between $1.08 and $1.53 per share. If a breach of the minimum bid price requirement of Nasdaq were to occur again, we might be unable to regain compliance, which, in turn could lead to a suspension or delisting of our common shares. If a suspension or delisting of our common shares were to occur, there would be significantly less liquidity in the suspended or delisted common shares. In addition, our ability to raise additional capital through equity or debt financing would be greatly impaired. A suspension or delisting may also breach the terms of certain of our material contracts, such as the Distribution Agreement. There can be no assurance that we will maintain compliance with the minimum bid price requirements of Nasdaq in the future.

Recent share issuances and future issuances of additional shares, or the potential for such issuances, may impact the price of our common shares and could impair our ability to raise capital through subsequent equity offerings. Shareholders may experience significant dilution as a result of any such issuances.

We have already issued and sold large quantities of our common shares pursuant to previous public and private offerings of our equity and equity-linked securities. The Company had 94,610,088 issued and outstanding common shares as of March 28, 2022. Upon the exercise of our outstanding warrants, the Company may issue up to an additional 19,360,978 common shares. Additionally, the Company has an authorized share capital of 1,950,000,000 common shares that it may issue without further shareholder approval. Our growth strategy may require the issuance of a substantial amount of additional shares. We cannot assure you at what price the offering of our shares in the future, if any, will be made but they may be offered and sold at a price significantly below the current trading price of our common shares or the acquisition price of common shares by shareholders and may be at a discount to the trading price of our common shares at the time of such sale. Purchasers of the common shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

In addition, we may issue additional common shares or other equity securities of equal or senior rank in the future in connection with, among other things, debt prepayments, future vessel acquisitions, without shareholder approval, in a number of circumstances. To the extent that we issue restricted stock units, stock appreciation rights, options or warrants to purchase our common shares in the future and those stock appreciation rights, options or warrants are exercised or as the restricted stock units vest, our shareholders may experience further dilution. Holders of shares of our common shares have no preemptive rights that entitle such holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders.

Our issuance of additional common shares or other equity securities of equal or senior rank, or the perception that such issuances may occur, could have the following effects:

•	our existing shareholders’ proportionate ownership interest in us will decrease;

•	the earnings per share and the per share amount of cash available for dividends on our common shares (as and if declared) could decrease;

•	the relative voting strength of each previously outstanding common share could be diminished;

•	the market price of our common shares could decline; and

•	our ability to raise capital through the sale of additional securities at a time and price that we deem appropriate, could be impaired.

The market price of our common shares could also decline due to sales, or the announcements of proposed sales, of a large number of common shares by our large shareholders, or the perception that these sales could occur.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities offered by this prospectus for capital expenditures, working capital funding for payments for vessel, other asset or share acquisitions or for other general corporate purposes, or a combination thereof. Asset acquisitions may be structured as individual assets purchases, the acquisition of the equity interests of vessel owning entities or the acquisition of the equity interests of the direct or indirect owner of one or more vessels or shipping assets.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2021:

•	on an actual basis;
•	on an as adjusted basis, to give effect to events that have occurred between January 1, 2022, and March 28, 2022;
(1)
the drawdown of $55.0 million of indebtedness with Deutsche Bank AG, for the post-delivery financing of the Magic Starlight, the Magic Mars, the Magic Pluto, the Magic Perseus and the Magic Vela on January 13, 2022;

(2)	scheduled principal repayments under our secured credit facilities of $4.3 million; and
•
on an as further adjusted basis to give effect to the issuance and sale of common shares covered by this prospectus. This calculation assumes the issuance and sale of 74,535,676 common shares using an assumed price of $1.84 per share, which is the closing price of our common stock on the Nasdaq on March 28, 2022, resulting in assumed net proceeds of approximately $134.2 million, after sales commissions and estimated offering expenses. The actual number of shares issued, and the price at which they will be issued, may differ depending on the timing of the sales.

The “Actual” historical data in the table below is derived from, and should be read in conjunction with, the information included in our financial results for the year ended December 31, 2021 in our Annual Report, which is incorporated by reference herein.

(All figures in U.S. dollars, except for share amounts)	Actual	As Adjusted	As Further Adjusted
Debt:
Long-term debt (including current portion) – Secured (1)	102,041,399	152,781,899	152,781,899
Total debt	$102,041,399	$152,781,899	$152,781,899

Shareholders’ equity:
Common shares, $0.001 par value; 1,950,000,000 shares authorized; 94,610,088 shares issued and outstanding on an actual and as adjusted basis and 169,145,764 on an as further adjusted basis	$94,610	$94,610	$169,146
Series B Preferred Shares; 12,000 shares issued and outstanding on an actual, adjusted and as further adjusted basis	12	12	12
Additional paid-in capital	303,658,153	303,658,153	437,821,848
Retained earnings	39,181,595	39,181,595	39,181,595
Total Shareholders’ Equity	$342,934,370	$342,934,370	$477,172,601

Total Capitalization	$444,975,769	$495,716,269	$629,954,500

(1)	The capitalization table does not take into account any debt issuance costs for the new credit facility or any amortization of deferred finance fees incurred after December 31, 2021.

DIVIDEND POLICY

To date we have not paid any dividends to our shareholders and we may never pay dividends. We cannot assure you that we will be able to pay dividends at all, and our ability to pay dividends will be subject to the limitations set forth below.

Under our Bylaws, our Board may declare and pay dividends in cash, stock or other property of the Company. Our Board will continue to assess our dividend policy. The declaration and payment of dividends, if any, will always be subject to the discretion of our Board, restrictions contained in any of our agreements (including our current and future credit facilities) and the requirements of Marshall Islands law. If the Board determines to declare dividends, the timing and amount of any dividends declared will depend on, among other things, our earnings, financial condition and cash requirements (including current capital expenditure programs) and availability, our ability to obtain debt and equity financing on acceptable terms as contemplated by our growth strategy, investment opportunities, overall market conditions and the ability of our subsidiaries to distribute funds to us. The foregoing is not an exhaustive list of factors which may impact the payment of dividends. The dry bulk and tanker industries are highly volatile, and we cannot predict with certainty the amount of cash, if any, that will be available for distribution as dividends in any period. Also, there may be a high degree of variability from period to period in the amount of cash that is available for the payment of dividends.

Marshall Islands law provides that we may pay dividends on and redeem any shares of capital stock only to the extent that assets are legally available for such purposes. Legally available assets generally are limited to our surplus, which essentially represents our retained earnings and the excess of consideration received by us for the sale of shares above the par value of the shares. In addition, under Marshall Islands law, we may not pay dividends on or redeem any shares of capital stock if we are insolvent or would be rendered insolvent by the payment of such a dividend or the making of such redemption.

DESCRIPTION OF SECURITIES WE ARE OFFERING

The following description of our share capital is not complete and may not contain all the information you should consider before investing in our shares.  This description is summarized from and qualified in its entirety by reference to, our Articles of Incorporation, as amended (the “Articles of Incorporation”), Bylaws, the Stockholders Rights Agreement by and between the Castor Maritime Inc. and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agreement”) and Marshall Islands law, including the Marshall Islands Business Corporations Act (the “BCA”). Our Articles of Incorporation, Bylaws and Rights Agreement have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See also “Item 10. Additional Information—B. Memorandum and Articles of Association” and Exhibit 2.2 of our annual report on Form 20-F incorporated by reference herein, as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.

We are offering common shares having an aggregate offering amount of up to $150,000,000 pursuant to the Distribution Agreement.

Purpose

Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the BCA. Under Marshall Islands law generally and our Articles of Incorporation and Bylaws there are no limitations on the ownership rights of our shareholders.

Authorized Capitalization

Under our Articles of Incorporation, our authorized capital stock consists of 2,000,000,000 shares. 1,950,000,000 shares are designated as common shares, par value $0.001 per share, of which 94,610,088 common shares are issued and outstanding as of March 28, 2022, and 50,000,000 shares are designated as preferred shares, par value $0.001 per share, of which 12,000 Series B Preferred Shares are currently issued and outstanding. We have also designated 480,000 Series A Preferred Shares and 1,000,000 shares as Series C Participating Preferred Shares, none of which are outstanding as of the date of this prospectus.

Description of Common Shares

Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of common shares are entitled to receive ratably all dividends, if any, declared by our Board out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of our common shares are entitled to receive pro rata our remaining assets available for distribution. Holders of common shares do not have conversion, redemption or pre-emptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of our common shares are subject to the rights of the holders of any preferred shares, which we have issued in the past or which we may issue in the future.

Share History

On May 28, 2021, we effected a 1-for-10 reverse stock split of our common shares without any change in the number of our authorized common shares. As a result of the reverse stock split, the number of outstanding shares as of May 28, 2021, was decreased to 89,955,848 while the par value of our common shares remained unchanged at $0.001 per share. All share and per share amounts, as well as warrant shares eligible for purchase under the Company’s effective warrant schemes have been retroactively adjusted to reflect the reverse stock split.

On September 22, 2017,  pursuant to an Exchange Agreement between the Company, Spetses Shipping Co., and the shareholders of Spetses Shipping Co., we made certain issuances of our capital stock, including the issuance of 12,000 Series B Preferred Shares to Thalassa, a company controlled by Petros Panagiotidis, the Company’s Chairman, Chief Executive Officer and Chief Financial Officer. Each Series B Preferred Share has the voting power of one hundred thousand (100,000) common shares.

On November 21, 2017, we declared a dividend of one preferred share purchase right for each outstanding common share and adopted a stockholder rights plan, as set forth in the Rights Agreement. In connection with the Stockholders Rights Agreement, we have designated 1,000,000 shares as Series C Participating Preferred Shares, none of which are outstanding as of the date of this prospectus.

On June 28, 2019, we entered into an equity distribution agreement (the “First Equity Distribution Agreement”), with Maxim Group LLC (“Maxim”) acting as a sales agent, under which we could, from time to time, offer and sell our common shares through an at-the-market offering (the “First ATM Program”), having an aggregate offering price of up to $10.0 million. No warrants, derivatives, or other share classes were associated with this transaction. On June 21, 2021, we terminated the First ATM Program. Under the First ATM Program we raised gross and net proceeds (after deducting sales commissions and other fees and expenses) of $2.6 million and $2.3 million, respectively, by issuing and selling 61,811 common shares.

On October 10, 2019, we reached an agreement with all of the holders of our then outstanding Series A Preferred Shares to waive until December 31, 2021 all due and overdue dividends and to adopt an amended and restated Statement of Designations on our Series A Preferred Shares. Pursuant to this amendment and restatement, on October 17, 2019, we issued 300,000 common shares to the holders of the Series A Preferred Shares in exchange for the waiver of approximately $4.3 million worth of dividends accumulated on the Series A Preferred Shares, for the period since their original issuance to June 30, 2019.  On December 8, 2021, we redeemed in full all our Series A Preferred Shares at a cash liquidation preference of $30.00 per share, for a total amount of $14.4 million.

On January 27, 2020, we entered into a securities purchase agreement with YAII PN, LTD (the “Investor”), pursuant to which we agreed to sell and it agreed to purchase up to three convertible debentures for a maximum aggregate price of $5.0 million. During the period from January 2020 up until June 2020, the Investor had converted the full $5.0 million principal amount and $0.1 million of interest under the convertible debentures for 804,208 common shares.

On June 23, 2020, we entered into an agreement with Maxim, acting as underwriter, pursuant to which we offered and sold 5,911,000 units, each unit consisting of (i) one common share or a pre-funded warrant to purchase one common share at an exercise price equal to $0.10 per common share (a “Pre-Funded Warrant”), and (ii) one Class A Warrant to purchase one common share (a “Class A Warrant”), for $3.50 per unit (or $3.40 per unit including a Pre-Funded Warrant), (the “2020 June Equity Offering”). The 2020 June Equity Offering closed on June 26, 2020 and resulted in the issuance of 5,908,269 common shares and 5,911,000 Class A Warrants, which also included 771,000 over-allotment units pursuant to an over-allotment option that was exercised by Maxim on June 24, 2020. We raised gross and net cash proceeds from this transaction of approximately $20.7 million and $18.6 million, respectively. Further, as of December 31, 2021, an aggregate of 5,848,656 Class A Warrants have been exercised at an exercise price of $3.50 per warrant, for which we have received total gross proceeds of approximately $20.5 million.

On July 12, 2020, we entered into agreements with certain unaffiliated institutional investors pursuant to which we offered 5,775,000 common shares in a registered offering (the “2020 July Equity Offering”). In a concurrent private placement, we also issued warrants to purchase up to 5,775,000 common shares (the “Private Placement Warrants”). The aggregate purchase price for each common share and Private Placement Warrant was $3.00. In connection with the 2020 July Equity Offering, which closed on July 15, 2020, we received gross and net cash proceeds of approximately $17.3 million and $15.7 million, respectively. Further, as of December 31, 2021, an aggregate of 5,707,136 Private Placement Warrants have been exercised at an exercise price of $3.50 per warrant, for which we have received total gross proceeds of approximately $20.0 million.

On December 30, 2020, we entered into agreements with certain unaffiliated institutional investors pursuant to which we offered 9,475,000 common shares and warrants to purchase 9,475,000 common shares (the “January 5 Warrants”) in a registered direct offering which closed on January 5, 2021 (the “2021 January First Equity Offering”). The aggregate purchase price for each common share and January 5 Warrant was $1.90. In connection with this offering, we received gross proceeds of approximately $18.0 million and net proceeds of approximately $16.5 million, net of estimated fees and expenses of approximately $1.5 million. All of the January 5 Warrants have been exercised at an exercise price of $1.90 per warrant, for which we have received total gross proceeds of approximately $18.0 million.

On January 8, 2021, we entered into agreements with certain unaffiliated institutional investors pursuant to which we offered 13,700,000 common shares and warrants to purchase 13,700,000 common shares (the “January 12 Warrants”) in a registered direct offering which closed on January 12, 2021 (the “2021 January Second Equity Offering”). The aggregate purchase price for each common share and January 12 Warrant was $1.90. In connection with this offering, we received gross proceeds of approximately $26.0 million and net proceeds of approximately $24.1 million, net of estimated fees and expenses of approximately $1.9 million. All of the January 12 Warrants have been exercised at an exercise price of $1.90 per warrant, for which we have received total gross proceeds of approximately $26.0 million.

On April 5, 2021, we entered into agreements with certain unaffiliated institutional investors pursuant to which we offered and sold 19,230,770 common shares and warrants to purchase up to 19,230,770 common shares (the “April 7 Warrants”) in a registered direct offering which closed on April 7, 2021 (the “2021 April Equity Offering”). In connection with the 2021 April Equity Offering, we received gross and net cash proceeds of approximately $125.0 million and $116.3 million, respectively. As of December 31, 2021, all April 7 Warrants having an exercise price of $6.50 remained unexercised and potentially issuable into common shares.

On June 14, 2021, we entered into an equity distribution agreement, or the Second Equity Distribution Agreement, with Maxim acting as a sales agent having an initial aggregate offering price of up to $300.0 million, which we amended and restated on the date of this prospectus. Under the amended Second Equity Distribution Agreement, until June 14, 2022, we may, from time to time, offer and sell our common shares through an at-the-market offering (the “Second ATM Program”), having an aggregate offering price of up to $150.0 million. No warrants, derivatives, or other share classes were associated with this transaction. From the Second ATM Program effective date and as of the date of this prospectus, we had raised gross and net proceeds (after deducting sales commissions and other fees and expenses) of $12.9 million and $12.4 million, respectively, by issuing and selling 4,654,240 common shares.

Listing

Our common shares are listed on the Nasdaq Capital Market under the symbol “CTRM” and on the Norwegian OTC, or the NOTC, under the symbol “CASTOR”.

Transfer Agent

The transfer agent and registrar for our common shares is American Stock Transfer & Trust Company LLC.

TAX CONSIDERATIONS

You should carefully read the discussion of the material Marshall Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our common shares set forth in the section entitled “Taxation” of our Annual Report incorporated by reference herein, as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.

PLAN OF DISTRIBUTION

We have entered into the Distribution Agreement pursuant to which we may issue and sell up to an aggregate of $150,000,000 of our common shares from time to time solely through Maxim acting as sales agent. A copy of the Distribution Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part. Our common shares registered under this prospectus are subject to sale under such agreement.

Upon delivery of a placement notice and subject to the terms and conditions of the Distribution Agreement, Maxim may sell our common shares by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on Nasdaq, on any other existing trading market for our common shares or to or through a market maker. Maxim may also sell our common shares by any other method permitted by law, including in privately negotiated transactions. We or Maxim may terminate the Distribution Agreement and the offering of our common shares upon notice.

We will pay Maxim commissions for its services in acting as our sales agent in the sale of our common shares pursuant to the Distribution Agreement. Maxim will be entitled to compensation at a fixed commission rate equal to 2% of the Aggregate Offering Amount sold by Maxim pursuant to the Distribution Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Maxim for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $50,000. Additionally, we have agreed to reimburse Maxim $5,000 for its legal fees on each Bringdown Date (as defined in the Distribution Agreement) while this offering is open and, if we increase the size of this offering, $15,000 for its legal fees for each prospectus supplement filed for such purpose.

Settlement for sales of common shares, unless the parties agree otherwise, will occur on the second trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our common shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Maxim may agree upon.

Maxim will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market. In connection with the sale of the common shares on our behalf, Maxim will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Maxim will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Maxim against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common shares pursuant to the Distribution Agreement will terminate upon the earlier of the (i) sale of all of our common shares provided for in this prospectus, or (ii) termination of the Distribution Agreement as permitted therein. We may terminate the Distribution Agreement with five days of prior written notice. Maxim may terminate the Distribution Agreement at any time upon written notice.

Maxim and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Maxim will not engage in any market making activities involving our common shares while the offering is ongoing under this prospectus.

This prospectus in electronic format may be made available on a web site maintained by Maxim and Maxim may distribute this prospectus electronically.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities offered by this prospectus, all of which will be paid by us.

SEC Filing Fee	$13,905
FINRA Fee*	$225,500
Legal Fees and Expenses	$125,000
Accountants’ Fees and Expenses	$25,000
Miscellaneous Costs	$595
Total	$390,000

* The FINRA Fee was paid with respect to all securities that may be offered pursuant to the registration statement on Form F-3 of which this prospectus forms a part.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a Republic of the Marshall Islands corporation and our principal executive offices are located outside the United States. All of the directors, officers and our independent registered public accounting firm reside outside the United States. In addition, substantially all of our assets and the assets of certain of our directors, officers and our independent registered public accounting firm are located outside the United States. As a result, it may not be possible for you to serve legal process within the United States upon us or any of these persons. It may also not be possible for you to enforce, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

Furthermore, there is substantial doubt that courts of such jurisdictions would enforce judgments of U.S. courts obtained in actions against us, our directors or officers and such experts based upon the civil liability provisions of applicable U.S federal and state securities laws or would enforce, in original actions, liabilities against us, our directors or officers and such experts based on those laws.

VALIDITY OF SECURITIES

The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP. We are also being represented as to certain matters of U.S. federal law and New York state law by Sullivan & Cromwell LLP. Ellenoff Grossman & Schole LLP is representing the Sales Agent in this offering.

EXPERTS

The financial statements of Castor Maritime Inc. as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this Prospectus, have been audited by Deloitte Certified Public Accountants S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing. The offices of Deloitte Certified Public Accountants S.A. are located at Fragoklissias 3a & Granikou Str., 15125 Maroussi, Athens, Greece.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Available Information

We file annual reports and other information with the SEC. However, as a “foreign private issuer” we are allowed four months from the end of our fiscal year to file our annual report with the SEC, and we are not required to disclose certain detailed information regarding executive compensation that is required from United States domestic issuers. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently as companies that are not foreign private issuers whose securities are registered under the Exchange Act. Also, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the Nasdaq, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a foreign private issuer, our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that website is http://www.sec.gov. Other than as described below, the information contained in or accessible from that website is not part of this prospectus.

Our filings are also available on our website at http://www.castormaritime.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus is part of a registration statement on Form F-3 relating to the securities covered by this prospectus that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus.

We incorporate by reference in this prospectus the documents listed below which have been filed with the SEC:

•	Our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on March 31, 2022;
•
The description of our common shares contained in our Registration Statement on Form 8-A (file No. 001-38802), filed with the SEC on February 6, 2019, as amended on February 8, 2019, March 21, 2019 and May 28, 2021 and the description of our registered securities contain in Exhibit 2.2 to our Annual Report on Form 20-F for the year ended December 31, 2021;

•	Our subsequent reports on Form 20-F that we file with the SEC; and
•	Our reports on Form 6-K that we furnish to the SEC after the date of this prospectus only to the extent that they expressly state that we incorporate them by reference into this prospectus.

Information in later documents that is incorporated by reference will automatically update and supersede information in earlier documents in this prospectus.

We have not, and the Sales Agent has not, authorized anyone to provide any information or to make any representations other than as contained or incorporated by reference in this prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the Sales Agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained or incorporated by reference in this prospectus is accurate as of the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When this prospectus is delivered or sale pursuant to this prospectus is made, neither we nor the Sales Agent are implying that the information is current as of the date of the delivery or sale.

You may request a free copy of the above-mentioned filings or any subsequent filing we incorporate by reference to this prospectus by writing or telephoning us at the following address:

Castor Maritime Inc.
Attn: Petros Panagiotidis
223 Christodoulou Chatzipavlou Street
Hawaii Royal Gardens,
3036 Limassol
Cyprus
+ 357 25 357 767

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

$150,000,000 of Common Shares

Part II

Information Not Required in the Prospectus

Item 8.	Indemnification of Directors and Officer

I. Article VIII of the Bylaws of the Registrant provides as follows:

1.
Any person who is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another, partnership, joint venture, trust or other enterprise shall be entitled to be indemnified by the Corporation upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the BCA, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Corporation shall have the power to pay in advance expenses a director or officer incurred while defending a civil or criminal proceeding, provided that the director or officer will repay the amount if it shall ultimately be determined that he or she is not entitled to indemnification under this section. Any repeal or modification of this Article VIII shall not adversely affect any rights to indemnification and to the advancement of expenses of a Director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

2.
The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer against any liability asserted against such person and incurred by such person in such capacity whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of the Bylaws.

II. Section 60 of the Associations Law of the Republic of the Marshall Islands provides as follows:

1.
Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the bests interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

2.
Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

3.
When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

4.
Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

5.
Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

6.
Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.
Insurance. A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 9.	Exhibits

Exhibit Index

Exhibit Number	Description
1.1	Form of Underwriting Agreement (for equity securities)*
1.2	Form of Underwriting Agreement (for debt securities)*
1.3
Amended and Restated Equity Distribution Agreement, dated 31, 2022, by and among the Company and Maxim Group LLC incorporated by reference to Exhibit 1.3 to Company’s Amendment No. 1 to Form F-3 (File 333-254977) filed with the SEC on March 31, 2022

4.1	Form of Common Share Certificate, incorporated by reference to Exhibit 99.2 of Amendment No. 2 to Form 8-A filed with the SEC on May 28, 2021
4.2	Form of Preferred Share Certificate*
4.3
Stockholder Rights Agreement dated as of November 20, 2017 by and between the Company and American Stock Transfer & Trust Company, LLC, as rights agent incorporated by reference to Exhibit 10.2 to the Company’s registration statement on Form F-4 filed with the SEC on April 11, 2018

4.4	Form of Warrant Agreement*
4.5	Form of Purchase Contract*
4.6	Form of Senior Indenture, incorporated by reference to Exhibit 4.6 to Form F-3 (File No. 333-254977) filed with the SEC on April 1, 2021
4.7	Form of Subordinated Indenture Exhibit 4.7 to Form F-3 (File No. 333-254977) filed with the SEC on April 1, 2021
4.8	Form of Unit Agreement*
4.9	Form of Rights Agreement*
5.1	Opinion of Sullivan & Cromwell LLP, United States counsel to the Company.
5.2	Opinion of Seward & Kissel LLP, Marshall Islands counsel to the Company.
8.1	Opinion of Sullivan & Cromwell LLP with respect to certain U.S. tax matters.
23.1	Consent of Independent Registered Public Accounting Firm (Deloitte Certified Public Accountants S.A.).
23.2	Consent of Sullivan & Cromwell LLP (included in Exhibits 5.1 and 8.1).
23.3	Consent of Seward & Kissel LLP (included in Exhibit 5.2).
24.1	Power of Attorney, incorporated by reference to Exhibit 24.1 to Form F-3 (File No. 333-254977) filed with the SEC on April 1, 2021
25.1	Form of T-1 Statement of Eligibility (senior indenture)**
25.2	Form of T-1 Statement of Eligibility (subordinated indenture)**
107.1	Filing Fee Table incorporated by reference to Exhibit 107.1 to Company’s Amendment No. 1 to Form F-3 (File 333-254977) filed with the SEC on March 31, 2022

*	To be filed as an amendment or incorporated by reference to a subsequently filed Report on Form 6-K.
**	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 10.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the Securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended and will be governed by the final adjudication of such issue.

(9) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 2 to Form F-3 (File No. 333-254977) to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Limassol, country of Cyprus on April 1, 2022.

CASTOR MARITIME INC.

By:	/s/ Petros Panagiotidis
Name:	Petros Panagiotidis
Title:	Chairman, Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Form F-3 (File No. 333-254977) has been signed below by the following persons in the capacities and on April 1, 2022.

Signature	Title

/s/ Petros Panagiotidis	Chairman, Chief Executive Officer, Chief Financial Officer and Class C Director
Petros Panagiotidis	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Dionysios Makris	Secretary and Class B Director
Dionysios Makris

/s/ Georgios Daskalakis	Class A Director
Georgios Daskalakis

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Post-Effective Amendment No. 2 to Form F-3 (File No. 333-254977) in the City of Newark, State of Delaware, on April 1, 2022.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director